UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 4, 2024, Agilent Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $600 million in aggregate principal amount of its 4.200% Senior Notes due 2027 (the “2027 Notes”) and $600 million in aggregate principal amount of its 4.750% Senior Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes, the “Notes”) in an underwritten public offering (the “Offering”). The Offering is expected to close on September 9, 2024, subject to customary closing conditions. The Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Notes will be issued pursuant to a base indenture, dated as of March 12, 2021, between the Company and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a second supplemental indenture and third supplemental indenture thereto, each expected to be dated as of September 9, 2024, between the Company and the Trustee.

The 2027 Notes will be issued at a price to the public of 99.866% of their principal amount and the 2034 Notes will be issued at a price to the public of 99.638% of their principal amount. The 2027 Notes will mature on September 9, 2027 and bear interest at a fixed rate of 4.200% per annum, and the 2034 Notes will mature on September 9, 2034 and bear interest at a fixed rate of 4.750% per annum, each payable semi-annually in arrears on March 9 and September 9 of each year, commencing on March 9, 2025. The Notes will be unsecured and will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

The Notes are being offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-281896) filed with the Securities and Exchange Commission on September 3, 2024, as supplemented by the prospectus supplement, dated September 4, 2024. In connection with the Offering, the Company is filing the Underwriting Agreement as Exhibit No. 1.1 to this Current Report on Form 8-K. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Notes in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2024, by and among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ P. Diana Chiu
Name:	P. Diana Chiu
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: September 5, 2024